UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2008
Date of Report (Date of earliest event reported)

SILICA RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52169	71-0990401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 Hamilton Street, Suite 306 Vancouver, British Columbia, Canada	V6B 2S2
(Address of principal executive offices)	(Zip Code)

(604) 646-1563
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties.  Forward-looking statements in this document include, without limitation, statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve assumptions, risks and uncertainties regarding factors and matters including, without limitation, the success of our business plan, availability and competition for funds and financing, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors.  Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology.  In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties set forth in reports and other documents we have filed with or furnished to the Securities and Exchange Commission (the “SEC”).  These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this document.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  The forward-looking statements in this document are made as of the date of this document and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets

PROPERTY ACQUISITION

Effective on March 27, 2008, Silica Resources Corporation (the “Company”) has completed the terms and conditions of that certain previously disclosed a Mineral Property Acquisition Agreement (the “Agreement”), dated for reference effective as of January 8, 2008 and as fully executed by all of the parties thereto on January 31, 2008, by and between the Company and each of Major Ventures LLC, Elk Creek Corporation and Balbach Colorado Inc. (collectively, the “Vendors”).  Such Agreement was attached as an Exhibit to the Company’s Current Report on Form 8-K dated January 31, 2008.

In accordance with the terms and conditions of the Agreement, the Vendors therein granted to the Company the sole and exclusive option (the “Option”) to acquire a 100% undivided legal, beneficial and registerable interest in and to the following unencumbered mineral property interests (collectively, the “Property”):

•	the Elkhorn property located in Beaverhead County, Montana, and comprising approximately 1,777 acres;

•	the Ramey Creek property located in Custer County, Idaho, and comprising approximately 393 acres; and

•	the Roaring River property located in Elmore County, Idaho, and comprising approximately 2,707 acres.

In order to exercise its Option, the Company was obligated to provide and to continue to provide the following consideration to the Vendors in the following manner:

•
Affiliate Share Transfer:  the Company caused a certain existing founding shareholder of the Company to sell an aggregate of 2,000,000 restricted and control and issued and outstanding common shares from the holdings of such shareholder in and to the Company (each an “Affiliate Share”) to the order and direction of the Vendors at a purchase price of U.S. $0.001 per Affiliate Share, as follows:  (i) 600,000 Affiliate Shares to Elk Creek Corporation, (ii) 1,000,000 Affiliate Shares to Balbach Colorado Inc. and (iii) 400,000 Affiliate Shares to Major Ventures LLC;

•
Consulting Arrangements:  the Company is in the process of finalizing certain industry standard forms of proposed consulting arrangements (collectively, the “Consulting Arrangements”) with certain of the finally determined Vendors or agents to the Vendors (collectively, the “Consultants”) therein providing for, without limitation, the provision of certain consulting services to be provided by the Consultants to the Company in connection with the exploration, development and expansion of the Property in consideration of, among other matters, the provision of the monthly payments by the Company to each of the Consultants together with entitlement for the Consultants to participate in the Company’s then incentive stock option plan; and

•
Maintenance Payments:  the Company has paid and will continue to pay, to or on the Vendors’ behalf, all underlying option, regulatory and governmental payments and assessment work required to keep the mineral property interests comprising the Property and any underlying option agreements respecting any of the mineral property interests comprising the Property in good standing.

As a result of satisfaction of these requirements under the Agreement, the Company has exercised the Option and has thereby acquired an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Property.

DESCRIPTION OF BUSINESS AND PROPERTIES

Incorporation

We were incorporated on October 7, 2005 under the laws of the State of Nevada.

Exploration Stage Company

We are an exploration stage company engaged in the acquisition and exploration of mineral properties.  We are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent.  There is no assurance that a commercially viable mineral deposit exists on the property underlying any of our mineral property interests, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined.  We have no known reserves of any type of mineral.  To date, we have not discovered an economically viable mineral deposit on any of the properties underlying our mineral property interests, and there is no assurance that we will discover one.

Mineral Property Interests

As described above, we have acquired a 100% undivided legal, beneficial and registerable interest in and to the following unencumbered mineral property interests, as more fully described below:

•	the Elkhorn property located in Beaverhead County, Montana, and comprising approximately 1,777 acres;

•	the Ramey Creek property located in Custer County, Idaho, and comprising approximately 393 acres; and

•	the Roaring River property located in Elmore County, Idaho, and comprising approximately 2,707 acres.

In addition to our interests in such properties, we own an unpatented lease to prospect a five mile portion of Sidney Creek located in the Whitehorse Mining Division of the Yukon Territory, Canada.

Elkhorn Property

Location and Means of Access

The Elkhorn Property is comprised of 86 staked MO Lode mining claims on approximately 1,777 acres within the Elkhorn Mining District in Beaverhead County, Montana. There are some patented mining claims within the area of interest and negotiations are underway to acquire these.

The claims are located in the Pioneer Mountains, on federal lands administered by the U.S. Department of Agriculture as the Beaverhead-Deerlodge National Forest, surveyed sections 12, 13, 14, 15, 22, 23 and 24, Township 4 South, Range 12 West, Montana Principle Meridian.

The Elkhorn property has good access on unimproved Forest Service Roads off of the recently completed Pioneer Mountains Scenic Byway, approximately ten miles from Polaris and thirty miles from Wise River.  The nearest full service town is Dillon Montana, the county seat, which has a hospital and numerous services. Butte is sixty five miles from the claims, and as a major mining center, hosts several businesses focused on drilling and construction services.  Helena and Missoula, both approximately 150 miles away, are the closest airports serving commercial flights from major western hubs.

DESCRIPTION OF BUSINESS AND PROPERTIES (continued)

Elkhorn Property (continued)

A map showing the location of the Elkhorn property is provided below:

4S 12W
Beaverhead
MOUNTAINS

Mo Lode Claims 1-86
Elkhorn Mining District
Beaverhead County, Montana

Geology and Mineralization

The geology of the Elkhorn area is dominated by Cretaceous and Tertiary granitic rocks of the Pioneer Batholith of calc-alkaline composition.  It lies east of the Idaho Batholith and within the Cordilleran fold and thrust belt.  The area of interest is underlain primarily by granodiorite, tonalite and quartz diorite.  The Comet fault trends north, connecting with the 4th of July fault, which continues into the sedimentary rocks of the northern Pioneers.  The Comet fault is believed to be significant in the sub parallel vein mineralization of the Elkhorn area, as is the 4th of July fault in the Cannivan Gulch deposit to the north being explored by United Bolero.

Historically, silver, lead and zinc were recovered from ores mined from quartz veins in the upper fault block to the west of the Comet fault.  The lower block exhibits significant molybdenite mineralization previously observed by Senior Consulting Geologist Joseph Worthington in the presently inaccessible 1000 level Elkhorn Mine adit.

DESCRIPTION OF BUSINESS AND PROPERTIES (continued)

Elkhorn Property (continued)

Current and Planned Exploration Efforts

Current exploration efforts involve surface mapping and sampling of previously mined areas.  Geochemical sampling indicates low molybdenum values in the veins of the upper block.  Samples of sediment washed out of the 1000 level adit yield higher molybdenum values.  Efforts this spring will focus on preparing and filing plans with the local Forest Service District Ranger for permitting of surface drilling operations planned to begin next summer.  Four drill holes are planned this summer that will target the molybdenum mineralization noted in the 1000 level adit to ascertain distribution and depth of mineralization.  Surface sampling will also continue to identify future drill sites in order to establish the full parameters of the mineralized zone.

Ramey Creek Property

Location and Means of Access

The Ramey Creek Property is comprised of 19 Bright lode mining claims on approximately 393 acres in the Salmon-Challis National Forest, Custer County, Idaho.  The property is located in unsurveyed sections 22, 23, 26, 27, 34 and 35, Township 12 North, Range 15 East of the Boise Principal Meridian on federal lands administered by the U.S. Department of Agriculture.  Ramey Creek is five air miles from the Thompson Creek molybdenum mine.  The area of interest lies four miles up Ramey Creek Canyon from the Yankee Fork River, at the intersection of a minor tributary unofficially named Ross Creek.

The property is accessed off of Idaho State Highway 75, via Yankee Fork Road at Sunbeam, then two miles up the unimproved Ramey Creek Road.  Ross Creek lies two miles further up by foot trail.  The nearest town with services is Stanley, primarily a seasonal tourist town, but Stanley does have an airfield suitable for small planes and helicopters.  Challis, the county seat, is 40 miles distant by state and U.S. highways. Twin Falls, approximately 120 miles to the south, has an airport with commercial airline service.  The Yankee Fork area has electrical service suitable for mining operations, due to the proximity of the now-closed Hecla mining operation on Jordan Creek.

DESCRIPTION OF BUSINESS AND PROPERTIES (continued)

Ramey Creek Property (continued)

A map showing the location of the Ramey Creek property is provided below:

2N 14E
12N 15E
Custer
12N 16E
1N 14E
11N 15E
11N 16E
89

Ramey Creek Prospect
Upper Bright Claims 1-15
Lower Bright Claims 1-4
Custer County, Idaho

Geology and Mineralization

The geology of the Ramey Creek area includes Paleozioc sedimentary units and Tertiary volcanic and plutonic rocks.  The principal target of interest is the Pennsylvanian Wood River quartzite, which overlies a Copper Basin argillic siltstone.  A porphyry sill separates these units from the Challis volcanics in the area of interest.  The volcanic rocks comprise the peaks in succession from lower-most andesite upward to tuff and then rhyolite.  Faulting concurrent with volcanism has produced displacements up to 400 vertical feet in the quartzite.  This Wood River quartzite is brecciated and more heavily altered than the other units present.  Outcrops of this quartzite are exposed in cliffs with heights of 60 to 100 feet.  The downward extent of the unit is unknown pending an exploratory drilling program.

Current and Planned Exploration Efforts

Current exploration efforts involve mapping and sampling of the extent of exposed outcrop, mapping faults and contacts within the target area, and sediment sampling around the secondary drainages. Geochemical results from the Ross Creek drainage are being evaluated. A plan will be filed with the Forest Service to permit a helicopter supported drilling program for the summer or fall of 2008.

Roaring River Property

Location and Means of Access

The Roaring River Property is comprised of 131 molybdenum claims from the Elk Creek Corporation.  The claims, covering approximately 2,707 acres, are located in surveyed Sections 11, 12, 13, 14, 22, 23, 24, 25 and 26, Township 4 North, Range 8 East, Boise Principal Meridian, on federal lands administered by the Boise National Forest.

DESCRIPTION OF BUSINESS AND PROPERTIES (continued)

Roaring River Property (continued)

The site is accessed from Boise and Idaho City via State highway 21, then an additional 40 miles on seasonally maintained gravel roads.  Boise is the nearest city, as well as the largest city in Idaho.

A map showing the location of the Roaring River property is provided below:

5N 8E
5N 9E
Elmore
4N 8E
4N 9E

Roaring River Molv Claims 1-132
Elmore County, Idaho

Geology and Mineralization

Tertiary igneous rocks associated with the Sheep Creek Batholith are the principal rocks in the area.  The majority of the claim block is underlain by biotite granites ranging from fine grained to porphyritic, while the northernmost border of the claim group abuts rhyolite cliffs. Mineralization as molybdenite associated with quartz veining and brecciation has been observed in old workings and in the fine grained granites.

Current and Planned Exploration Efforts

A geochemical survey resulted in the collection of 95 soil samples from the northern half of the claim group on a 500-foot grid.  Analyses were completed by ALS Chemex for molybdenum, copper and gold.  Results indicate potential drill target areas centered in the northeast and central areas.  Further close-spaced sampling will assess the detailed distribution of before drilling sites are selected.  A soil sampling program in the southern portion of the claim will be carried out next summer, utilizing helicopter or pack animal support.

DESCRIPTION OF BUSINESS AND PROPERTIES (continued)

Sidney Creek Prospect Lease

Acquisition and Ownership Interest

On March 15, 2006, we entered into a Placer Lease Acquisition Agreement with Karl Gruber (the “Prospect Lease”) whereby we purchased a 100% interest in an unpatented lease to prospect a five mile portion of Sidney Creek located approximately one mile downstream of Iron Creek, in the Whitehorse Mining Division of the Yukon Territory, Canada.  The purchase price was paid by the issuance of 120,000 post-forward split common shares of the Company’s common stock, for a total cost of $300.

We own title to the prospect lease.  The prospect lease constitutes a disposition of land granted under the Placer Mining Act (Yukon Territory, Canada).  The prospect lease cannot be mined but can be staked into claim if it is kept in good standing.

The Prospect Lease has the following legal description:

Placer lease located in the following portions of Sidney Creek in the Whitehorse Mining Division of the Yukon Territory
Post 1 GPS Reading 60 48 17.7 x 133 09 21.0
Post 2 approximately 1 mile downstream of Iron Creek on the baseline of Sidney Creek
Post 1 5 miles downstream from Post 2
Post 2 GPS Reading 60 50 42.3 x 133 16 45.4

Location and Means of Access

The property that is the subject of our prospect lease (the “Prospect Lease Property”) is located 28 miles west of Carcross in the Yukon Territory and approximately 62 miles east southeast of Whitehorse, the capital, in southwestern Yukon Territory.  The property is located 10 miles from the Canol Highway (Highway #6), 26 miles from the junction at north of Teslin along the Alaskan Highway. Skagway, Alaska is located by road 26 miles to the west.

The Prospect Lease Property lies below the confluence of Sidney and Iron Creeks, tributaries of Nisutlin River which flows into Lake Teslin, just off the Alaskan Highway, in the Yukon Coastal Mountain ranges.  The area can be accessed by two wheel drive vehicle from Whitehorse via the Alaskan Highway and is 10 miles off the Canol Highway (Highway #6).  Whitehorse, the capital of the Yukon Territory, is a fully-serviced community of approximately 15,000 people and with rail and air transport and major power transmission.  Local access to the Prospect Lease Property is gained from a system of old bush roads off the Canol Highway.

DESCRIPTION OF BUSINESS AND PROPERTIES (continued)

Sidney Creek Prospect Lease (continued)

A map showing the location of the Sidney Creek property is provided below:

DESCRIPTION OF BUSINESS AND PROPERTIES (continued)

Sidney Creek Prospect Lease (continued)

Physiography, Local Resources and Infrastructure

The Prospect Lease is located in an area that is part of the Yukon Plateau of the Canadian Cordillera with subdued rounded mountains with broad rolling upland inter-stream areas between north-northwesterly trending ranges which constitute the north-westward extension of the Cassiar Mountains into Alaska. In the area of the Nisutlin River valley, the elevations range from the 2500 feet to more than 6000 feet above sea level and in the area of the Prospect Lease the elevation is just below 3000 feet.  The Nisutlin River is navigable from Teslin Lake to Sidney Creek.

Lower slopes are forested and mantled by glacial drift and colluvium, reflecting the various phases of continental and alpine glaciation although local cliffs and creek canyons afford good rock exposure.  (Colluvium refers to loose bodies of sediment that has been deposited or built up at the bottom of a low grade slope or against a barrier on that slope, transported by gravity.)

The vegetation is typical of the interior Yukon Plateau with a mix of fir, willow, and cottonwood trees on old trails and poorly drained areas.  The climate is characterized by long, cold winters and warmer summers.

All the population centres in the area totalling almost 15,000 people are within a one to two hour drive of the project and provide all amenities including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items.  Construction and placer equipment companies are present in communities nearby while assay facilities are located in Whitehorse.

Prior Exploration

The Sidney-Iron Creek placer deposits were discovered in 1905 and work was conducted thereon intermittently until the mid 1930s. In the 1950s a professional geologist conducted examinations of the placers at the junction of the Sidney and Iron Creeks and reported on a test program of the placers in 1981 and in December of 1987.

No full scale or systematic exploration of the placers has been undertaken.  Little surface mapping or sampling has been completed on the property that is the subject of our prospect lease.  None of the prior exploration on the property was been completed by us.

We obtained a geological report on our prospect lease prepared by Laurence Stephenson, P.Eng., in May 2006.  This report was based on information on our prospect lease included in the public domain, geologic maps, from recently released geological survey data and from Mr. Stephenson’s geological experience in the area.

Present Condition and Current State of Exploration

Our Prospect Lease presently does not have any mineral reserves and the Prospect Lease Property is undeveloped and does not contain any open-pit or underground mines.  There is no plant or equipment located on the property.

Geology

The area’s bedrock geology is summarized as being part of the Coastal range of the Western Cordillera with younger Palaeozoic and Mesozoic stratified rocks to the southwest, including the area of the claims and a broad terrain of early Palaeozoic and Proterozoic rocks of the eastern part of the Cordillera to the northeast.  The northwesterly trending fold axes of the stratified rocks are intruded by Cretaceous felsic and Permian- Jurassic mafic bodies.

DESCRIPTION OF BUSINESS AND PROPERTIES (continued)

Sidney Creek Prospect Lease (continued)

Glaciation in the area consisted of several different episodes and included both continental and alpine types. The most recent continental ice sheets moved in a westerly to southwesterly direction and are antedated by alpine glaciation and prior continental glaciation. The peneplanation which is reflected in the rounded mountainous terrain tops, was caused by the continental ice sheets while the sharp cirque and U-shaped valleys and residual lakes and gravel terraces were shaped by the latter alpine glacial reconcentration of the ancient detritus into the present day features.

Placer deposits occur as a result of the scouring of the rock by the glaciation, deposition of the debris and subsequent winnowing by their melt waters into active valley stream channels or old stream channels. Since this is an ongoing process that has occurred throughout the geological time scale, there are older “tertiary” channels that were deposited. Repetition of the alluvial process has had occasion to concentrate and/or re-distribute these older channels into new auriferous high grade “Eldorados”.

Regionally the area is anomalous in gold values as evidenced by the minor workings along the Sidney and Iron Creeks but no systematic surveying of the area by government can be identified as useful to the definition of concentrations of placer deposits.

Planned Exploration Program

Mr. Stephenson’s geological report recommends a phased exploration work program on the prospect lease that will include reconnaissance geomorphology to assess the amount of placer material involved and a detailed placer pit testing program.

A budget of $20,000 is estimated for phase one and it is expected to take approximately three weeks to complete.  We expect to commence this phase of the exploration program in the summer of 2008, provided that we have sufficient funds to do so and depending on weather conditions and the availability of personnel and equipment.

The components of the budget for phase one of the work program are as follows:

Phase One	Budgeted Expense
Geologist Geomorphology (5 days @ $500/day)	$2,500
Geological technicians (2) (5 days @ $250/day)	2,500
Equipment rental (bulldozer, backhoe, processing plant vehicles, pumps for test pits @ $4000/day)	8,000
Fuel, Food, Field Supplies	2,500
Analysis - concentrate	200
Mobilizing equipment to site	1,000
Supervising report analysis	1,500
Contingency	1,800
Phase One Total:	$20,000

DESCRIPTION OF BUSINESS AND PROPERTIES (continued)

Sidney Creek Prospect Lease (continued)

Our Board of Directors will make a determination whether to proceed with further exploration work upon completion of phase one.  In completing this determination we will assess whether the results of phase one are sufficiently positive to enable us to obtain any additional financing that we will then require.  This analysis will include, among other factors, an assessment of the market for financing of junior mineral exploration projects at the time of our assessment.

It is presently expected that phase two of the exploration program will cover detailed geological mapping and sampling of the area.  Phase three will involve permitting for full-scale mining operations.  The components of the budget for the second and third phases of the exploration work program are as follows:

Phase Two	Budgeted Expense
Mapping alluvium	$5,000
Drill site preparation including permitting	2,500
Drilling 200 meters (reverse circulation/water well drilling)	20,000
Bulk sample testing	26,500
Supervising report analysis	1,500
Contingency	5,000
Phase Two Total:	$60,000

Phase Three	Budgeted Expense
Permitting	$10,000
Initial preparation and equipment surety	55,000
Reporting and supervision	5,000
Phase Three Total:	$70,000

Our Board of Directors will make a determination whether to proceed with the third phase of the recommended work program only upon completion of phase two.  In making this determination we will make an assessment as to whether the results are sufficiently positive to enable us to obtain the additional financing that would be necessary for us to proceed.

We have not chosen anyone specific to conduct exploration work on the property.  We intend to choose a geologist recognized in the Yukon Territory who has had experience working in the regional area of the property.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Yukon Territory, Idaho and Montana.  In addition to the laws and regulations specifically discussed below, additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration programs.  The amount of these costs is not known at this time as we do not know the size or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

DESCRIPTION OF BUSINESS AND PROPERTIES (continued)

Government Regulation (continued)

Yukon Law

With respect to our Sidney Creek interest (Yukon), the term of our prospect lease is one year and it can be renewed twice.  Accordingly, the lease may be held for a maximum of three years.  Testing work must be performed and filed pursuant a prospecting program meeting certain minimal requirements under the Placer Mining Act no later than the anniversary date of the lease in each year.  The prospecting program must involve at least $1,000 of work per mile, or $5,000 in total for the property covered by our prospect lease, on an annual basis.

Any testing work undertaken on our prospect lease must be conducted in a manner that minimizes disruption to the environment, and must comply with applicable legislation including the Waters Act (Yukon Territory).  Mining and preparing the ground for mining are not permitted on prospect leases.

U.S. Federal and State Environmental Law

Our future activities in the United States may cause us to be subject to liability under various federal and state laws for the protection of the environment.

The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (CERCLA), imposes strict, joint and several liability on parties associated with releases or threats of releases of hazardous substances. Liable parties include, among others, the current owners and operators of facilities at which hazardous substances were disposed or released into the environment and past owners and operators of properties who owned such properties at the time of such disposal or release.  This liability could include response costs for removing or remediating the release and damages to natural resources.  We are unaware of any reason why our undeveloped properties would currently give rise to any potential CERCLA liability. We cannot predict the likelihood of future CERCLA liability with respect to our properties or surrounding areas that have been affected by historic mining operations.

Under the Resource Conservation and Recovery Act (RCRA) and related state laws, mining companies may incur costs for generating, transporting, treating, storing or disposing of hazardous or solid wastes associated with certain mining-related activities.

Mining operations may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, such as crushers and storage facilities, and from mobile sources such as trucks and heavy construction equipment.  All of these sources are subject to review, monitoring, permitting, and/or control requirements under the federal Clean Air Act and related state air quality laws.

Under the federal Clean Water Act and delegated state water-quality programs, point-source discharges into “Waters of the United States” are regulated by the National Pollution Discharge Elimination System (NPDES) program. Section 404 of the Clean Water Act regulates the discharge of dredge and fill materials into “Waters of the United States,” including wetlands. Discharges of pollutants to the groundwater is regulated by the state Aquifer Protection Permit Program, that sets standards for water quality discharges and requires permits for discharges. Storm water discharges also are regulated and permitted under that statute. All of those programs may impose permitting and other requirements on our operations. The federal Pollution Prevention Act of 1990, that implements the Community-Right-To-Know portions of CERCLA, may require us to file annual toxic chemical release forms.

DESCRIPTION OF BUSINESS AND PROPERTIES (continued)

Government Regulation (continued)

The National Environmental Policy Act (NEPA) requires an assessment of the environmental impacts of “major” federal actions. The “federal action” requirement can be satisfied if the project involves federal land or if the federal government provides financing or permitting approvals.  NEPA does not establish any substantive standards.  It merely requires the analysis of any potential impact.  The scope of the assessment process depends on the size of the project.  An Environmental Assessment (EA) may be adequate for smaller projects which are found to have no significant impacts.  An Environmental Impact Statement (EIS), which is much more detailed and broader in scope than an EA, is required for larger projects with significant impacts. NEPA compliance requirements for any of our proposed projects, could result in additional costs or delays.

The Endangered Species Act (ESA) is administered by the U.S. Department of Interior’s U.S. Fish and Wildlife Service.  The purpose of the ESA is to conserve and recover listed endangered and threatened species of flora and fauna and their habitat.  Under the ESA, “endangered” means that a species is in danger of extinction throughout all or a significant portion of its range. “Threatened” means that a species is likely to become endangered within the foreseeable future. Under the ESA, it is unlawful to “take” a listed species, which can include harassing or harming members of such species or significantly modifying their habitat.  We currently are unaware of any endangered species issues at any of our projects that would have a material adverse effect on our operations. Future identification of endangered species or habitat in our project areas may delay or adversely affect our operations.

U.S. Federal and State Reclamation Requirements

We may be subject to mine plan and land reclamation requirements under the Federal Land Policy and Management Act and any analogous state law provisions, which are implemented through permits and operations and reclamation plans that apply to exploration and mining activities.  These requirements mandate reclamation of disturbed areas and require the posting of bonds or other financial assurance sufficient to guarantee the cost of reclamation.  If reclamation obligations are not met, the designated agency could draw on these bonds and letters of credit to fund expenditures for reclamation requirements.

Reclamation requirements generally include stabilizing, contouring, and re-vegetating disturbed lands, controlling drainage from portals and waste rock dumps, removing roads and structures, neutralizing or removing process solutions, monitoring groundwater at the mining site, and maintaining visual aesthetics.

Competition

We are a junior mineral resource exploration company.  We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties.  Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us.  Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties.  In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties.  This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development.  This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

We will also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

DESCRIPTION OF BUSINESS AND PROPERTIES (continued)

Competition (continued)

We will also compete with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Employees

As of the date of this report we have no significant employees other than our officers and directors.  We intend to retain independent geologists and consultants on a contract basis to conduct the work programs on the mineral property in order to carry our plan of operations.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Plan of Operations

Our plan of operations for the next twelve months is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued exploration of our Placer Lease:

1.
We plan to conduct phase one of our recommended exploration program on our prospect lease. Phase one will consist of reconnaissance geomorphology to assess the amount of placer material involved and a detailed placer pit testing program to define targets for further work, and is estimated to cost approximately $20,000.  We expect to commence this first phase of our exploration program by the summer of 2008, weather permitting, depending on the availability of personnel and equipment.  Phase one is expected to take approximately three weeks to complete.  We anticipate that we will have to raise additional funding in order to complete the phase one work program.

2.
If warranted by the results of phase one, we intend to proceed with phase two of a recommended exploration program.  At present we estimate that a phase two program would cost approximately $60,000.  If we complete phase two, our Board of Directors will make a determination whether to proceed with the third phase of the recommended work program, which is currently estimated to cost approximately $70,000.

3.
Subject to the availability of adequate capital resources, we anticipate spending approximately $60,000 to $70,000 in ongoing general and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $720,000 to $840,000 over the next twelve months.  The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees, salaries, consulting, insurance, web site, investor relations, annual prospect lease fees, office, and general office expenses.

DESCRIPTION OF BUSINESS AND PROPERTIES (continued)

Plan of Operations (continued)

4.
The Company anticipates expenditures as follows during the remainder of 2008 for further due diligence and if applicable, exploration and development of its Elkhorn, Ramey Creek, and Roaring River properties subject to the availability of adequate funding yet to be obtained.

Elkhorn Property	2008 Budgeted Expense
Land acquisition and maintenance	$30,000
Personnel and travel	100,000
Consultants	30,000
Drilling 5,000 feet at 60 foot (4 DDH)	300,000
Road and drillsite preparations	20,000
Engineering, surveying	15,000
Assaying (500 samples at 50 foot intervals)	25,000
Contingency and unallocated	78,000
Elkhorn Property Total:	598,000

Ramey Creek Property	2008 Budgeted Expense
Technical expenditures	$150,000
General	5,000
Contingency and unallocated	15,500
Ramey Creek Property Total	170,500

Roaring River Property	2008 Budgeted Expense
Technical expenditures	$25,000
General	7,500
Contingency and unallocated	3,250
Roaring River Property Total	35,750

We will have to raise additional funding in order to conduct any such phase two or phase three work programs outlined above, and budgeted expenditures relating to the Elkhorn, Ramey Creek, and Roaring River properties as well as ongoing general and administrative expenses and those required costs related to the Property relating to the Mineral Property Acquisition Agreement.

DESCRIPTION OF BUSINESS AND PROPERTIES (continued)

Plan of Operations (continued)

We estimate that our total expenditures over the next twelve months will be approximately $1,525,000 to $1,650,000. This estimate does not take into account estimated expenditures with respect to phases two and three of our exploration program, as these phases are contingent on the results of phase one as well as our receipt of sufficient financing. Other possible future acquisition targets are also unbudgeted.

Advances and further private placements are expected to be adequate to fund our operations over the next six months. However, we will require financing to enable us to complete phase one of our exploration program, to pay for our general and administrative expenses for the next 12 months, and due diligence and required costs related to the Property relating to the Mineral Property Acquisition Agreement. In addition, our ability to complete phases two and three of the recommended work program will be subject to us obtaining additional financing.

During the twelve month period following the date of this Report, we anticipate that we will not generate any revenue. Accordingly, we anticipate that we will be required to obtain financing in order to complete our plan of operations during the next twelve months. We believe that debt financing will not be an alternative for us as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operations. In the absence of such financing, we will not be able to continue exploration of our prospect lease and our business plan will fail. Even if we are successful in obtaining equity financing to fund phase one and/or phase two of our exploration program, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of our prospect lease following the completion of phase two. If we do not continue to obtain financing, we will be forced to abandon our prospect lease and our plan of operations will fail.

We may consider entering into a joint venture arrangement to provide the required funding to develop the prospect lease or other properties under consideration by management. We have not undertaken any efforts to locate a joint venture participant for the prospect lease. Even if we determined to pursue a joint venture participant, there is no assurance that any third party would enter into a joint venture agreement with us in order to fund exploration of our prospect lease. If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in our prospect lease to the joint venture participant.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this Current Report on Form 8-K before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risk related to our company

We have no history of earnings and we may never achieve profitability or pay dividends.

We were incorporated on October 7, 2005, and to date have been involved primarily in organizational activities, evaluating resource projects and acquiring our mineral property interests.  Therefore, our ability to operate our business successfully remains untested.  If we are successful in developing our mineral property interests, we anticipate that we will retain future earnings and other cash resources for the future operation and development of our business as appropriate.  We do not currently anticipate declaring or paying any cash dividends in the foreseeable future.  Payment of any future dividends is solely at the discretion of our board of directors, which will take into account many factors including our operating results, financial conditions and anticipated cash needs.  For these reasons, we may never achieve profitability or pay dividends.

RISK FACTORS  (continued)

Risk related to our company (continued)

We have yet to attain profitable operations and because we will need additional financing to fund our exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern.

We have incurred a net loss of $263,098 for the period from October 7, 2005 (inception) to December 31, 2007, and have no revenues to date.  At December 31, 2007, we had cash of $253,914 and working capital of $206,447, which are is sufficient to maintain our administrative costs, to complete our planned exploration programs on the properties underlying our mineral property interests, and to meet our planned business objectives.  Management recognizes that we will need to generate additional financial resources in order to meet our planned business objectives.  There can be no assurances that we will continue to obtain additional financial resources and/or achieve profitability or positive cash flows.  If we are unable to obtain adequate additional financing, we will be required to curtail operations and exploration activities.  These factors raise substantial doubt that we will be able to continue as a going concern.

Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report provided with respect to our audited financial statements for the period from inception to March 31, 2007.  If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

There is substantial risk that no commercially exploitable minerals will be found on the properties underlying our mineral property interests.

We are in the initial stages of exploration of the property covered by our Yukon prospect lease,  and as described herein, we have only recently acquired our interests in the Elkhorn, Ramey Creek and Roaring River properties.  As such, we have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of gold or other valuable minerals on any of these properties.  If we are not able to establish commercially exploitable reserves on the properties underlying our mineral property interests, our business will fail.

Exploration of mining companies such as us experience a high rate of failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The search for valuable minerals as a business is extremely risky.  We may not find commercially exploitable reserves of gold or other minerals on any of the properties underlying our mineral property interests.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  The expenditures to be made by us on our exploration programs may not result in the discovery of commercial quantities of ore.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  Problems such as unusual or unexpected formations, the inability to obtain suitable or adequate machinery, equipment or labour, and other risks involved in mineral exploration, often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.  In addition, any determination that any of the properties underlying our mineral property interests contains commercially recoverable quantities of ore may not be reached until such time that final comprehensive feasibility studies have been concluded that establish that a potential mine is likely to be economically viable.  There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that any of the properties underlying our mineral property interests can be commercially developed.

RISK FACTORS  (continued)

Risk related to our company (continued)

We will require significant additional financing in order to continue our exploration activities and our assessment of the commercial viability of the properties underlying our mineral property interests.

Even if we discover commercial reserves of precious metals on the properties underlying our mineral property interests, we can provide no assurance that we will be able to successfully advance such properties into commercial production.  The properties that are the subject of our mineral property interests do not contain any known bodies of ore.  Our business plan calls for significant expenditures in connection with the exploration of these properties.  We will require additional financing in order to complete our planned exploration program, and to conduct the economic evaluation that would be necessary for us to assess whether sufficient mineral reserves exist to justify commercial exploitation of such properties.  We currently are in the exploration stage and have no revenue from operations.  We currently do not have any arrangements in place for additional financing, and we may not be able to obtain financing on terms that are acceptable to us, or at all.  If we are unable to obtain additional financing, we will not be able to continue our exploration activities and our assessment of the commercial viability of the properties.  Further, if we are able to establish that development of any of the properties underlying our mineral property interests is commercially viable, our inability to raise additional financing at this stage would result in our inability to place such property into production and recover our investment.

Our exploration activities may not be commercially successful, which could lead us to abandon our plans to develop the properties underlying our mineral property interests and our investments in exploration.

Our long-term success depends on our ability to establish commercially recoverable quantities of ore on the properties underlying our mineral property interests.  Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining.  Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves.  The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing.  We cannot provide any assurance to investors that we will discover or acquire any mineralized material in sufficient quantities on any of the properties underlying our mineral property interests to justify commercial operations.  Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of ore on such properties.

RISK FACTORS  (continued)

Risk related to our company (continued)

Because access to the properties underlying our mineral property interests may be restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.

Access to the property that is the subject of our Yukon prospect lease is typically limited or restricted from November to April of each year due to snow and storms in the area.  In addition, access to the Elkhorn, Ramey Creek and Roaring River Properties (which are located in Montana and Idaho) may be restricted in winter months due to inclement weather.  As a result, any attempts to visit, test or explore such properties are limited to those months when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as any mining or production in the event that commercial amounts of minerals are found. This may cause our business venture to fail and the loss of your entire investment in our common stock.

As we undertake exploration of the properties underlying our mineral property interests, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program.

There are several governmental acts, rules and regulations that govern and materially restrict the exploration of minerals. For example, we will be subject to the mining laws and regulations of the Yukon Territory as we carry out our exploration program on the Sidney Creek Property.  In addition, we will be subject to state and federal U.S. laws as we carry out exploration on the Elkhorn, Ramey Creek and Roaring River Properties. Among other obligations, we may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these and other laws and regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

If there is a defect with respect to title to our mineral property interests, our business may fail.

Although we believe that we have taken all appropriate steps to determine that we have title to our mineral property interests, there is no guarantee that there are no defects with respect to the title to these mineral property claims.  Among other possibilities, our property interests may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects.  If we are unable to obtain or maintain clear title to our mineral property interest, you may lose your entire investment in our common stock.

If we are unable to maintain our mineral property interests, then our business will fail.

We own an unpatented prospect lease which constitutes a disposition of land granted under the Placer Mining Act (Yukon Territory, Canada).  The prospect lease cannot be mined but can be staked into claim, if kept in good standing.  It is issued for one year and can be renewed twice.  Accordingly, the lease may be held for a maximum of three years.  Testing work must be performed and filed pursuant a prospecting program meeting certain minimal requirements under the Placer Mining Act no later than the anniversary date of the lease in each year.  The prospecting program must involve at least $1,000 of work per mile, or $5,000 in total for the property covered by our prospect lease, on an annual basis.  If we fail to meet these requirements on a timely basis, our prospect lease will lapse and we will be prevented from staking a lease covering the same ground for one year.  Accordingly, you could lose all or part of your investment in our common stock.

RISK FACTORS  (continued)

Risk related to our company (continued)

We are subject to risks inherent in the mining industry and at present we do not have any insurance against such risks.

Any losses we may incur that are associated with such risks may cause us to incur substantial costs which will have a material adverse effect upon our results of operations.  Any mining operations that we may undertake in the future will be subject to risks normally encountered in the mining business.  Mining for gold and other valuable minerals is generally subject to a number of risks and hazards including environmental hazards, industrial accidents, labour disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes.  At the present we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums.  Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability.  Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms.  We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons.  Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations.  Such costs could potentially exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in our common stock.

Because of the fiercely competitive nature of the mining industry, we may be unable to maintain or acquire attractive mining properties on acceptable terms which will materially affect our financial condition.

The mining industry is competitive in all of its phases.  We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals.  Many of these companies have greater financial resources, operational experience and technical capabilities than we do.  As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all.  Consequently, our revenues, operations and financial condition could be materially adversely affected.

If we do not find a joint venture participant for the exploration and potential development of mineral property interests, we may not be able to advance the exploration work.

If the initial results of our mineral exploration program are successful, we may try to enter into a joint venture agreement with one or more third parties for the further exploration and possible production of the properties underlying our mineral property interests.  We would face competition from other junior mineral resource exploration companies if we attempt to enter into a joint venture agreements with any third parties.  A prospective joint venture participant could have a limited ability to enter into joint venture agreements with junior exploration companies, and will seek the junior exploration companies who have the properties that it deems to be the most attractive in terms of potential return and investment cost.  In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in our mineral property interests to the joint venture participant. If we are unable to enter into a joint venture agreement with a third party, we may fail and you will lose your entire investment in our common stock.

We rely on key members of management, the loss of whose services would have a material adverse effect on our success and development.

Our success depends to a certain degree upon certain key members of the management.  These individuals are a significant factor in our growth and success.  The loss of the service of members of our management team could have a material adverse effect on us.  In particular, our success is highly dependant upon the efforts of our President and Chief Executive Officer, our Secretary, Treasurer and Chief Financial Officer and our directors, the loss of whose services would have a material adverse effect on our success and development.

RISK FACTORS  (continued)

Risk related to our company (continued)

Because our executive officers have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operation, causing our business to fail.

Our executive officers are each spending only approximately 10% of their business time on providing management services to us. While our officers presently possess adequate time to attend to our interests, it is possible that the demands on them from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.  This could negatively impact our business development.

Risk related to our common stock

Our stock is a penny stock.  Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our common stock is subject to the SEC’s “Penny Stock” rules, which make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Our common stock quoted on the OTC Bulletin Board of the Financial Industry Regulatory Authority (“FINRA”), which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing.  Further, our securities are subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions.  Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade “penny stock” because of the requirements of the “penny stock rules” and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities.  Because our securities are subject to the “penny stock rules”, investors will find it more difficult to dispose of our securities.  Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

In addition to the “penny stock” rules promulgated by the SEC, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA’s requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this Report by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) our executive officers, and (iv) all of our directors and executive officers as a group.  Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at our executive office address.

Title of Class	Name and address of beneficial owner	Amount and nature of Beneficial Owner (1)	Percentage of Class (2)
Officers and Directors
Common stock	Gerry Jardine	Nil	Nil
Common stock	Robert Skelly	800,000(3)	0.8%
Common stock	Richard Thomssen	Nil	Nil
Common stock	Lee Borschowa	800,000(3)	0.8%
Common stock	Karl Gruber	120,000	0.1%
Common stock	Paul D. Brock	Nil	Nil
Common stock	All officers and directors as a group (five individuals)	1,720,000	1.7%
Greater than 5% Shareholder
Common stock	Jamie Oei	26,524,200	26.3%

1.
Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

2.	Based on 100,800,000 shares of our common stock issued and outstanding as of the date of this Report.

3.
Includes 800,000 shares of common stock underlying 800,000 common stock purchase warrants issued pursuant to the first tranche of our private placement of units that closed on March 31, 2006.  Each unit was offered and sold at a price of $0.05, and consisted of one share of common stock and one non-transferable common stock purchase warrant.  Each warrant is immediately exercisable and entitles the holder to acquire one additional share of common stock for a period of two years at an exercise price of $0.05 per share during the first year and $0.10 per share during the second year.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at any subsequent date result in a change in control of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS AND CORPORATE GOVERNANCE

Our directors and executive officers and their respective ages as of the date of this annual report are as follows:

			Commencement of Service as
Name	Age	Position	Officer or Director
Gerry Jardine	56	President, Chief Executive Officer and a director	January 31, 2008
Robert Skelly	51	Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and a director	April 19, 2006
Richard Thomssen	74	Vice President of Exploration and a director	January 31, 2008
Lee Borschowa	35	Director	April 19, 2006
Karl Gruber	34	Director	April 19, 2006
Paul D. Brock	44	Director	May 3, 2007

Gerry Jardine.  Mr. Jardine has served as our President, Chief Executive Officer and director since January 31, 2008.  He is a member of the Investor Relations team at Sweetwater Capital.  Mr. Jardine was President/CEO and a director of New Pacific Ventures from 2001 to 2006.  From 1999 to 2004, he was the Secretary/Treasurer and a director of Prefco Enterprises Inc., a public Canadian construction/development company.  From 1989 to 2003, Mr. Jardine was President/CEO and a director of Truax Venture Corporation, a Canadian public exploration company.  Additionally, from 1996 to 2003, Mr. Jardine was the President of Amcan Fiscal Consultants Inc., a private consulting company.  From 1986 to 1997, Mr. Jardine was the President/CEO, and a director of PowerTech Industries Inc., a Canadian public company involved in the manufacture and sales of HVAC equipment.  Over the past 23 years, Mr. Jardine has also served as a director to more than half a dozen other companies, mainly operating in resource industries.

Robert Skelly.  Mr. Skelly has served as our Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director since April 19, 2006.  Mr. Skelly is President of R.B. Skelly Sales, a sales and marketing company based in Vancouver, British Columbia.  Mr. Skelly founded that company in 1989 and continues to run it.  Previous to that, Mr. Skelly was Vice-President of Dominion Industries, a private automotive parts manufacturing company based in Toronto, Ontario, for five years.  While at Dominion Industries, Mr. Skelly was responsible for sales and marketing, and for accounting. While in Toronto, Mr. Skelly attended the University of Toronto and obtained a business degree. From 1976 to 1981, Mr. Skelly was employed by Canada Packers Inc., a meat packing and processing company, in Winnipeg, Manitoba, as its management accountant. Mr. Skelly also attended the British Columbia Institute of Technology and graduated with an undergraduate degree in sales and marketing.  Since May 2006, Mr. Skelly has served as President, Secretary, Treasurer and as a director of Harborside Ventures, Inc., which became a reporting company in October 2007.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS AND CORPORATE GOVERNANCE (continued)

Richard W. Thomssen.  Mr. Thomssen has served as our Vice President of Exploration and as a director since January 31, 2008.  Mr. Thomssen has been a Geological and Mineralogical Consultant for over 50 years with projects including exploration, evaluation, feasibility and development studies and operations throughout the United States, Canada, Mexico, New Zealand, Australia and Brazil for a wide variety of corporate clients.  The highlights of his career include the discovery for Cyprus Mines Corporation of the Cannivan molybdenum deposit in Montana and the Copperstone gold deposit in Arizona.  He also made considerable contributions to the exploration and development of the Thompson Creek molybdenum deposit in Idaho.  He graduated with honors from the University of California with a B.A. in Geology in 1955.  He later attended The University of Arizona as a graduate student and was a Visiting Research Associate in Physical Sciences at the Smithsonian Institution.  Mr. Thomssen has been honored by having a new mineral “dickthomssenite” named for his contributions and research in the field of mineralogy and geology.

Lee Borschowa.  Mr. Borshowa has served as a director of our company since April 19, 2006 and is a member of our Audit Committee. Mr. Borschowa is Vice President of West Karma Inc., a private real estate investment company located in Vancouver, British Columbia. Prior to assuming his position at West Karma Inc. in April 2006, Mr. Borschowa worked for approximately two years as a Land Banking Consultant for Walton International Group Inc. Walton International focuses on the purchase of undeveloped land strategically located within and in proximity to, major North American cities, a concept known as “land banking.” Walton International currently manages over 22,000 acres of land in Calgary and Edmonton, Alberta, the greater Golden Horseshoe area of Ontario and the greater Phoenix area of Arizona. Mr. Borschowa’s responsibilities at Walton International include marketing and selling land under management by Walton International, as well as working with private investors who have invested in Walton International and their financial planners. Mr. Borschowa also has sales and marketing experience with other large firms, including time with Rothmans, Benson & Hedges Inc. between 2003 and 2004. He also worked with Coca-Cola Bottling Ltd. between 1998 and 2000. Mr. Borschowa owned and managed The Stone House Bar and Grill restaurant located in downtown Vancouver, British Columbia, from 2000 to 2003. Mr. Borschowa is not a director or officer of any other U.S. reporting company.

Karl Gruber.  Mr. Gruber has served as a director of our company since April 19, 2006 and is a member of our Audit Committee. Since the fall of 2003, Mr. Gruber has been working as a private mining consultant in Whitehorse, Yukon Territory. During this period, he has worked as consultant in charge of exploration for several private exploration-stage companies, which include Lunaco Limited, Takhini Gas, and Daulton Gold Limited. From 2001 to 2003 he was employed in Portland Oregon as computer specialist working for Aluminet, a branch of NEC. From 1999 to 2001 he worked for Orasis, a telecom company in Portland where he was employed as a software integration engineer responsible for the software laboratory. From 1997 to 1999 Mr. Gruber worked for Frazer Telecom in Whitehorse, Yukon Territory, as a network installation specialist. Mr. Gruber is not a director or officer of any other U.S. reporting company.

Paul Brock.  Mr. Brock has served as a director of our company since May 3, 2007.  Mr. Brock is a partner in FBP Capital Corp., an investment banking firm and private equity group.  Mr. Brock has also been the President of Bent International Inc., a private company engaged in International Business and Trade consulting, from 1999 to the present. Mr. Brock is the Chairman of VendTek Systems Inc., a publicly traded company which develops software for the electronic distribution of financial services, through its subsidiaries VendTek Industries (Canada), VendTek Technologies (China) and VendTek Asia Pacific (Singapore).  Mr. Brock served as President of VendTek Systems Inc. from December 1988 to June 2006.  Mr. Brock is a graduate of the British Columbia Institute of Technology’s Robotics and Automation Technology Program, a graduate of Simon Fraser University’s Executive Management Development Program and a member in good standing of the professional association of the Applied Science Technologists of British Columbia since 1998. In addition, Mr. Brock is a director of i-level Media Group Incorporated, Power Air Corporation and Zoro Mining Corp., which are reporting companies under the Exchange Act.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS AND CORPORATE GOVERNANCE (continued)

Term of Office

Our directors are appointed for a one-year term or to hold office until the next annual general meeting of our shareholders or until they resign or are removed from the board in accordance with our bylaws.  Our officers are appointed by our Board of Directors and hold office until they resign or are removed from office by the Board of Directors.

Significant Employees

Other than our executive officers listed above, we do not have any significant employees.

Family Relationships

There are no family relationships among our directors or executive officers.

Committees of the Board Of Directors

We presently have an Audit Committee comprised of Messrs. Borschowa and Gruber. We presently do not have a compensation committee, a nominating committee, an executive committee of our Board of Directors, stock plan committee or any other committees. However, our Board of Directors is considering establishing various committees during the current fiscal year.

Code of Ethics

To date our Board of Directors has not adopted a code of ethics applicable to its principal executive officer, its principal financial officer, its principal accounting officer or controller, or persons performing similar functions.  We have not done so due to our limited operating history to date.  Our Board of Directors intends to consider and adopt a code of ethics in the near future.

Involvement in Certain Legal Proceedings

Except as otherwise described herein, none of our directors, executive officers and control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Executive Compensation

Our officers do not receive any cash or non-cash compensation for their services and there are currently no plans to implement any such compensation.  They are, however, reimbursed for any out-of-pocket expenses they may incur in connection with our business.  The following table shows, in tabular format, that no compensation was paid to our executive officers during our last two fiscal years:

Summary Compensation Table
Name and Principal Position	Year ended March 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Jamie Oei (1) President & CEO	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Robert Skelly Secretary, Treasurer, & CFO	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
(1)	Mr. Oei resigned as our President, Chief Executive Officer and as a director on January 31, 2008.

Outstanding Equity Awards

We do not have any form of stock option plan or equity incentive plan.  As such, there were no outstanding equity awards at the end of our fiscal year ended March 31, 2007, as set forth in the table below:

Outstanding Equity Awards at Fiscal Year End
	Option Awards					Stock Awards
Name	Number of Securities Under- lying Unexer-cised Options (#) Exer-ciseable	Number of Securities Under-lying Unexer-cised Options (#) Unexer-ciseable	Equity Inventive Plan Awards: Number of Securities Underlying Unexer-cised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Marked Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Marked or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jamie Oei (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Robert Skelly	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(1)	Mr. Oei resigned as our President, Chief Executive Officer and as a director on January 31, 2008.

COMPENSATION OF DIRECTORS

Compensation of Directors

Our directors do not receive any cash or non-cash compensation for their services and there are currently no plans to implement any such compensation.  They are, however, reimbursed for any out-of-pocket expenses they may incur in connection with our business.  The following table shows, in tabular format, that no compensation was paid to our directors during our last fiscal year:

COMPENSATION OF DIRECTORS (continued)

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Jamie Oei (1)	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Robert Skelly	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Lee Borschowa	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Karl Gruber	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Paul D. Brock	Nil	Nil	Nil	Nil	Nil	Nil	Nil
(1)	Mr. Oei resigned as our President, Chief Executive Officer and as a director on January 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

1.	any of our directors or officers;

2.	any person proposed as a nominee for election as a director;

3.	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

4.	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

Jamie Oei

Jamie Oei, our former President, Chief Executive Officer, Principal Executive Officer and a director, acquired 3,000,000 shares of our common stock at a price of $0.001 per share.  Mr. Oei paid a total purchase price of $3,000 for these shares on December 31, 2005.

While he was an officer and director of the Company, Mr. Oei provided management services to us.  During the nine-month period ended December 31, 2007, management services of $3,000 were charged to operations.  During our fiscal years ended March 31, 2007 management services of $12,000 were charged to operations.

As at December 31, 2007, we owed $8,593 to Mr. Oei (March 31, 2007 - $8,593) to Mr. Oei for management fees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE (continued)

Karl Gruber

On March 15, 2006, we issued 6,000 shares of our common stock at a deemed price of $0.05 per share to Karl Gruber, a director of our company, pursuant to a Placer Lease Acquisition Agreement.

Robert Skelly and Lee Borschowa

Robert Skelly (our Secretary, Treasurer, Principal Financial Officer and a director) and Lee Borschowa (a director), each acquired 40,000 units at a price of $0.05 per unit upon the completion of the first tranche of our private placement offering of units on March 31, 2006. Each unit consists of one share and one warrant entitling the subscriber to purchase an additional share for two years.  Mr. Skelly and Mr. Borschowa each paid a total purchase price of $2,000 for their respective units.

Paul Brock

As at December 31, 2007, we owed $12,018 (March 31, 2007 - $Nil) for expense reimbursements to FBP Capital, of which Mr. Brock (one of our directors) is a partner.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 2,000,000,000 shares of common stock, with a par value of $0.001 per share. As of the date of this Report, there were 100,800,000 shares of our common stock issued and outstanding.  Our authorized capital stock and issued and outstanding shares reflect our 20-for-one forward simultaneous stock split and increase in authorized share capital on August 8, 2007.

Common Stock

Registered holders of our common stock are entitled to exercise one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.  Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

DESCRIPTION OF SECURITIES (continued)

Preferred Stock

As of the date of this Report, there is no preferred stock issued or authorized.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of the date of this Report, there are 39,200,000 warrants outstanding.

We issued a total of 1,560,000 units (31,200,000 units on a post-split basis) at a price of $0.05 per unit upon the completion of the first tranche of a private placement offering on March 31, 2006.  Each unit consisted of one share of common stock and one non-transferable common stock purchase warrant. Each warrant is immediately exercisable and entitles the holder to acquire one additional share of common stock until 5:00 p.m. (Vancouver time) on March 31, 2008 at an exercise price of $0.05 per share until March 31, 2007 and $0.10 per share thereafter.

We issued a total of 400,000 units (8,000,000 units on a post-split basis) at a price of $0.05 per unit upon the completion of the second tranche of our private placement offering on June 2, 2006.  Each unit consisted of one share of common stock and one non-transferable common stock purchase warrant.  Each warrant is immediately exercisable and entitles the holder to acquire one additional share of common stock until 5:00 p.m. (Vancouver time) on June 2, 2008 at an exercise price of $0.05 per share until June 2, 2007 and $0.10 per share thereafter.

Options

As of the date of this Report, there are no options to purchase our securities outstanding.  We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of the date of this Report we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock other than the warrants as described above.  We may, however, issue such convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The Nevada Revised Statutes Sections 78.378 through 78.3793, under certain circumstances, place restrictions upon the acquisition of a controlling interest in a Nevada corporation, including the potential requirements of shareholder approval and the granting of dissenters’ rights in connection with such an acquisition. These provisions could have the effect of delaying or preventing a change in control of our company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock have been quoted on the OTC Bulletin Board under the symbol SRCN. However, no trades were effected in our common stock on the OCT Bulletin Board until our quarter ended December 31, 2007.  The quotation listed below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.  This information was taken from the website www.otcbb.com:

Quarter Ended	High Bid Information	Low Bid Information
December 31, 2007	$1.80 (1)	$1.80 (1)
September 30, 2007	N/A	N/A
June 30, 2007	N/A	N/A
March 31, 2007	N/A	N/A
December 31, 2006	N/A	N/A
September 30, 2006	N/A	N/A
(1)  The quote provided at www.otcbb.com indicates that the last trade in our common stock occurred on December 28, 2007.

Holders

We have approximately 55 shareholders of record as at the date of this Report.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or

•
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS (continued)

Compensation Plans

As set forth in the following table, as of our fiscal year ended March 31, 2007, we had no compensation plans pursuant to which our equity securities are authorized for issuance.

Equity Compensation Plan Information
As of our fiscal year ended March 31, 2007
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan
(a)Equity Compensation Plans approved by stockholders	Nil	N/A	N/A
(b)Equity Compensation Plans not approved by stockholders	Nil	N/A	N/A
Total	Nil	N/A	N/A

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 3,000,000 shares of our common stock (60,000,000 shares on a post-stock split basis) at a price of $0.001 per share to Mr. Oei, our former officer and director, on December 31, 2005, for total proceeds of $3,000.  We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. This sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) the investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. The investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. The investor represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to the purchaser in accordance with Regulation S. The investor was in possession of sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the purchaser.

On March 15, 2006, we issued 6,000 shares of our common stock (120,000 shares on a post-stock split basis) to Mr. Gruber, one of our directors, pursuant to a Placer Lease Acquisition Agreement at a deemed price of $0.05 per share.  We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act.  This sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) the investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the Placer Lease Acquisition Agreement was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. No registration rights were granted in respect of this issuance.

RECENT SALES OF UNREGISTERED SECURITIES (continued)

We sold 1,560,000 units (31,200,000 units on a post-stock split basis) at a price of $0.05 per unit to a total of 39 purchasers on March 31, 2006.  The total proceeds from this offering were $78,000.  Each unit consisted of one common share and one non-transferable warrant.  Each warrant entitles the holder to purchase one share of common stock during the period commencing March 31, 2006 and ending at 5:00 p.m. (Vancouver time) on March 31, 2008, at an exercise price of $0.05 per share until March 31, 2007 and at an exercise price of $0.10 per share thereafter.  We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. Each sale was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. Person.  Each investor represented their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends have been affixed to the stock certificate and share purchase warrant certificate issued to each purchaser in accordance with Regulation S confirming that the securities cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the investors.

We sold 400,000 units (8,000,000 units on a post-stock split basis) at a price of $0.05 per unit to a total of two purchasers on June 2, 2006.  The total proceeds from this offering were $20,000. Each unit consisted of one common share and one non-transferable warrant.  Each warrant entitles the holder to purchase one share of common stock during the period commencing June 2, 2006 and ending at 5:00 p.m. (Vancouver time) on June 2, 2008, at an exercise price of $0.05 per share until June 2, 2007, and at an exercise price of $0.10 per share thereafter.  We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. Each sale was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. Person.  Each investor represented their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends have been affixed to the stock certificate and share purchase warrant certificate issued to each purchaser in accordance with Regulation S confirming that the securities cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the investors.

On November 12, 2007, we issued an aggregate of 1,000,000 units at a price of $0.25 per unit to a single institutional private placement subscriber.  Total proceeds from this offering were $250,000.  Each unit consisted of one common share and one non-transferable share purchase warrant entitling the purchaser to purchase one common share at $0.35 per share until November 12, 2009.  We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. Each sale was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. Person.  Each investor represented their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends have been affixed to the stock certificate and share purchase warrant certificate issued to each purchaser in accordance with Regulation S confirming that the securities cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the investors.

RECENT SALES OF UNREGISTERED SECURITIES (continued)

On January 23, 2008, we issued an aggregate of 480,000 units at a price of $0.25 per unit to a total of 4 private placement subscribers.  Total proceeds from this offering were $120,000.  Each unit consisted of one common share and one non-transferable share purchase warrant entitling the purchaser to purchase one common share at $0.35 per share until November 12, 2009.  We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. Each sale was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. Person.  Each investor represented their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends have been affixed to the stock certificate and share purchase warrant certificate issued to each purchaser in accordance with Regulation S confirming that the securities cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the investors.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”), our articles of incorporation and our bylaws.

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

1.	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

2.	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

INDEMNIFICATION OF OFFICERS AND DIRECTORS (continued)

Nevada Revised Statutes (continued)

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.
To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

INDEMNIFICATION OF OFFICERS AND DIRECTORS (continued)

Our Articles of Incorporation

Our articles of incorporation do not limit the automatic director immunity from liability under the NRS.  Our articles of incorporation further provide that, to the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

1.	acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

2.	the payment of distributions in violation of NRS 78.300, as amended.

Our articles of incorporation further provide that:

1.
we will indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding; and

2.
we will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the bylaws.

INDEMNIFICATION OF OFFICERS AND DIRECTORS (continued)

Our Bylaws (continued)

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Opinion of the SEC

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court’s decision.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.06	Change in Shell Company Status

As a result of the completion of the acquisition of the Elkhorn, Ramey Creek and Roaring River properties as described in Item 2.01 of this report, management of the Company has determined that we are no longer a “shell company” as that term is defined in Rule 12b-2 of the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS (continued)

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICA RESOURCES CORPORATION

Date: March 27, 2008	By:	/s/ Gerry Jardine
Name: Gerry Jardine
Title: President, Director